Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

FIVE STAR QUALITY CARE, INC. ANNOUNCES

RESULTS FOR THE PERIODS ENDED SEPTEMBER 30, 2005

____________________________________

Newton, MA (November 14, 2005). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the periods ended September 30, 2005, compared to the same periods in 2004, as follows (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

Total revenues	$195,994	$155,248	$564,513	$458,629
Total operating expenses	279,638	154,436	644,742	457,212

Operating (loss) income	(83,644)	812	(80,229)	1,417
Interest and other income	451	260	1,017	1,924
Interest expense	(1,169)	(91)	(2,683)	(336)

(Loss) income from continuing operations before income taxes	(84,362)	981	(81,895)	3,005
(Benefit) provision for income taxes	(73)	112	-	112

(Loss) income from continuing operations	(84,289)	869	(81,895)	2,893
(Loss) income from discontinued operations	(85)	22	(59)	(553)

Net (loss) income	$ (84,374)	$ 891	$(81,954)	$ 2,340

Weighted average shares outstanding	14,949	8,535	13,143	8,523
Basic and diluted (loss) income per share:
(Loss) income per share from continuing operations	$(5.64)	$ 0.10	$ (6.23)	$ 0.34
Net (loss) income per share	$(5.65)	$ 0.10	$ (6.24)	$ 0.27

During the third quarter of 2005, Five Star elected to terminate 12 management agreements with Sunrise Senior Living (NYSE: SRZ) and recognized a related termination charge of $81.5 million. To fund a portion of this termination charge, Five Star entered a sale leaseback transaction for six assisted living communities. As a result of the sale leaseback transaction, Five Star recorded a $2.3 million asset impairment charge in the third quarter primarily relating to transaction costs. Also, during the third quarter of 2005, Five Star’s former insurance providers notified it of approximately $2.1 million of insurance costs related to prior periods and Five Star recorded these costs as an expense. In aggregate, these items totaled $86.1 million and contributed to a net loss from continuing operations and net loss per share from continuing operations in the third quarter of 2005 of $(84.3 million) and $(5.64), respectively. In the absence of these charges, Five Star would have reported income from continuing operations and income per share from continuing operations in the third quarter of 2005 of $1.7 million and $0.11, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the third quarter of 2005. (See page 5 of the supplemental information attached hereto for a reconciliation of these amounts.)

On Monday, November 14, 2005 at 1:00 p.m. Eastern Time, Evrett Benton, president and chief executive officer, and Bruce Mackey, treasurer and chief financial officer, will host a conference call to discuss the third quarter 2005 financial results. Following the company’s remarks, there will be a short question and answer period.

The conference call telephone number is (877) 502-9276. Participants calling from outside the United States and Canada should dial (913) 981-5591. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available from 1:00 p.m. on November 14, 2005 through midnight on November 18, 2005. To hear the replay, dial (719) 457-0820. The replay pass code is 1846600.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on the company’s web site for about one week after the call.

Five Star Quality Care, Inc. is a healthcare services company which operates senior living communities. FVE owns and leases 155 communities with over 17,300 separate living units located in 28 states. These communities include independent living, assisted living and skilled nursing facilities. FVE is headquartered in Newton, Massachusetts.

Supplemental Information, page 1 of 5

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENT OF INCOME

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Net revenues from residents	$ 185,708	$ 151,685	$ 541,872	$ 450,047
Pharmacy revenue	10,286	3,563	22,641	8,582

Total revenues	195,994	155,248	564,513	458,629

Operating expenses:
Wages and benefits	99,810	80,140	286,714	241,342
Other operating expenses	46,610	39,682	135,866	115,200
Pharmacy expenses	9,881	3,251	21,332	7,761
Management fee to Sunrise	5,672	4,973	16,911	14,164
Termination expense for certain Sunrise management agreements	81,536	-	81,536	-
Rent expense	24,993	20,589	74,007	61,170
General and administrative	6,905	4,854	20,414	14,789
Depreciation and amortization	1,898	947	5,629	2,786
Impairment of assets	2,333	-	2,333	-

Total operating expenses	279,638	154,436	644,742	457,212

Operating (loss) income	(83,644)	812	(80,229)	1,417
Interest and other income	451	260	1,017	1,924
Interest expense	(1,169)	(91)	(2,683)	(336)

(Loss) income from continuing operations before income taxes	(84,362)	981	(81,895)	3,005
(Benefit) provision for income taxes	(73)	112	-	112

(Loss) income from continuing operations	(84,289)	869	(81,895)	2,893
(Loss) income from discontinued operations	(85)	22	(59)	(553)
Net (loss) income	$ (84,374)	$ 891	$ (81,954)	$ 2,340

Weighted average shares outstanding	14,949	8,535	13,143	8,523

Basic and diluted (loss) income per share from:
Continuing operations	$ (5.64)	$ 0.10	$ (6.23)	$ 0.34
Discontinued operations	(0.01)	-	(0.01)	(0.07)

Net (loss) income per share	$ (5.65)	$ 0.10	$ (6.24)	$ 0.27

EBITDA (1):
Net (loss) income	$ (84,374)	$ 891	$ (81,954)	$ 2,340
Add (less): income taxes	(73)	112	-	112
Add: depreciation and amortization	1,898	947	5,629	2,786
Add: interest expense	1,169	91	2,683	336
less: loss (income) from discontinued operations	85	(22)	59	553
less: interest and other income	(451)	(260)	(1,017)	(1,924)

EBITDA (1)	$ (81,746)	$ 1,759	$ (74,600)	$ 4,203

(1)

We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an indicative measure of our operating performance. EBITDA is also useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies. However, EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 5

Condensed Balance Sheet Data (dollars in thousands)
	September 30, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$ 47,738	$ 26,194
Accounts receivable, net of reserve	40,211	36,742
Property and equipment, held for sale	56,680	-
Prepaid expenses and other current assets	26,885	25,510

Total current assets	171,514	88,446

Property and equipment, net	90,508	95,189
Other long term assets	41,469	39,350

Total assets	$303,591	$222,985

Liabilities and Shareholders’ Equity
Current liabilities (1)	$163,411	$64,396
Long term liabilities	24,102	20,567
Mortgages payable, long term	44,915	42,118
Shareholders’ equity: 20,000,634 and 12,096,634 shares outstanding at September 30, 2005 and December 31, 2004, respectively	71,163	95,904

Total liabilities and shareholders’ equity	$303,591	$222,985

(1)	Includes $81.5 million of termination fees due Sunrise which were accrued at September 30, 2005 and paid on October 31, 2005.

Supplemental Information, page 3 of 5

The following tables present an overview of our operations for the three months ended September 30, 2005 and 2004:

	2005	2004	$Variance	Change

(dollars in thousands, except per day amounts)
Net revenues from residents	$185,708	$151,685	$34,023	22%
Pharmacy revenue	10,286	3,563	6,723	189%
Wages and benefits	99,810	80,140	19,670	25%
Other operating expenses	46,610	39,682	6,928	17%
Pharmacy expenses	9,881	3,251	6,630	204%
Management fee to Sunrise	5,672	4,973	699	14%
Termination expense for certain Sunrise management agreements	81,536	-	81,536	-
Rent expense	24,993	20,589	4,404	21%
General and administrative	6,905	4,854	2,051	42%
Depreciation and amortization	1,898	947	951	100%
Impairment of assets	2,333	-	2,333	-
Interest and other income	451	260	191	73%
Interest expense	1,169	91	1,078	1,185%
(Benefit) provision for income taxes	(73)	112	(185)	-165%
(Loss) income from discontinued operations	(85)	22	(107)	-
Net (loss) income	(84,374)	891	(85,265)	-

No. of communities (end of period)	155	101	-	54
No. of living units (end of period)	17,329	13,967	-	3,362
Occupancy	91%	90%	-	1%
Average daily rate	$ 128	$ 131	- 3	- 2%
Revenue per day per available unit	$ 116	$ 118	- 2	- 2%
Percent of revenues from Medicare	15%	18%	-	-3%
Percent of revenues from Medicaid	21%	25%	-	-4%
Percent of revenues from private and other sources	64%	57%	-	7%

Comparable communities (communities that we operated continuously since July 1, 2004):

	Three Months Ended September 30,

(dollars in thousands, except per day amounts)	2005	2004	$Variance	Change
Net revenues from residents	$ 159,300	$ 151,685	$ 7,615	5%
Community expenses	127,588	119,822	7,766	6%
No. of communities (end of period)	101	101	-	-
No. of living units (end of period)	13,929	13,929	-	-
Occupancy	91%	90%	-	1%
Average daily rate	$ 137	$ 132	5	4%
Revenue per day per available unit	$ 124	$ 118	6	5%
Percent of revenues from Medicare	17%	18%	-	-1%
Percent of revenues from Medicaid	25%	25%	-	-
Percent of revenues from private and other sources	58%	57%	-	1%

Supplemental Information, page 4 of 5

The following tables present an overview of our operations for the nine months ended September 30, 2005 and 2004:

	2005	2004	$Variance	Change

(dollars in thousands, except per day amounts)
Net revenues from residents	$541,872	$ 450,047	$ 91,825	20%
Pharmacy revenue	22,641	8,582	14,059	164%
Wages and benefits	286,714	241,342	45,372	19%
Other operating expenses	135,866	115,200	20,666	18%
Pharmacy expenses	21,332	7,761	13,571	175%
Management fee to Sunrise	16,911	14,164	2,747	19%
Termination expense for certain Sunrise management agreements	81,536	-	81,536	-
Rent expense	74,007	61,170	12,837	21%
General and administrative	20,414	14,789	5,625	38%
Depreciation and amortization	5,629	2,786	2,843	102%
Impairment of assets	2,333	-	2,333	-
Interest and other income	1,017	1,924	(907)	- 47%
Interest expense	2,683	336	2,347	699%
Provision for income taxes	-	112	(112)	-100%
Loss from discontinued operations	(59)	(553)	494	-
Net (loss) income	(81,954)	2,340	(84,294)	-

No. of communities (end of period)	155	101	-	54
No. of living units (end of period)	17,329	13,967	-	3,362
Occupancy	90%	89%	-	1%
Average daily rate	$ 127	$ 133	- 6	- 5%
Revenue per day per available unit	$ 115	$ 118	- 3	- 3%
Percent of revenues from Medicare	16%	18%	-	-2%
Percent of revenues from Medicaid	21%	25%	-	- 4%
Percent of revenues from private and other sources	63%	57%	-	6%

Comparable communities (communities that we operated continuously since January 1, 2004):

	Nine Months Ended September 30,

(dollars in thousands, except per day amounts)	2005	2004	$Variance	Change
Net revenues from residents	$ 472,248	$ 450,047	$ 22,201	5%
Community expenses	372,880	356,542	16,338	5%
No. of communities (end of period)	101	101	-	-
No. of living units (end of period)	13,929	13,929	-	-
Occupancy	91%	89%	-	2%
Average daily rate	$ 136	$ 133	3	2%
Revenue per day per available unit	$ 124	$ 118	6	5%
Percent of revenues from Medicare	18%	18%	-	-
Percent of revenues from Medicaid	24%	25%	-	- 1%
Percent of revenues from private and other sources	58%	57%	-	1%

Supplemental Information, page 5 of 5

Reconciliation of Income from Continuing Operations excluding Termination, Asset Impairment and Insurance Charges Related to Prior Periods to Loss from Continuing Operations

	Three months ended September 30, 2005

	Amount	Per Share
Income from continuing operations excluding termination, asset impairment and insurance charges related to prior periods (1)	$1,700	$0.11
Termination expense for certain Sunrise management agreements	(81,536)
Impairment of assets	(2,333)
Insurance charges related to prior periods	(2,120)

Loss from continuing operations	$(84,289)	$(5.64)

(1)	We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the third quarter of 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principals generally accepted in the United States.

(end)